Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of New Century Logistics (BVI) Limited and subsidiaries (the “Company”) of our report dated January 28, 2025, relating to the consolidated financial statements of the Company, appearing in the Annual Report on Form 20-F of the Company for the year ended September 30, 2024.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ ZH CPA, LLC

Denver, Colorado

April 18, 2025

999 18th Street, Suite 3000, Denver, CO, 80202 USA. Phone: 1.303.386.7224 Fax: 1.303.386.7101 Email: admin@zhcpa.us